UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

TERRAFORM POWER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 Baltimore Avenue

Baltsville, Maryland 20705

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (443) 909-7200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2014, TerraForm CD Holdings Corporation, TerraForm CD Holdings GP, LLC, and TerraForm CD Holdings, LLC (collectively, the “Purchasers”), wholly-owned indirect subsidiaries of TerraForm Power, Inc. (the “Company” or “TerraForm Power”), entered into a securities purchase agreement (the “Purchase Agreement”) to purchase all of the outstanding equity interests of Capital Dynamics US Solar Holdings 1, Inc., Capital Dynamics US Solar Holdings 2, Inc., CD US Solar Holdings 4, Inc., CD US Solar Holdings 5, Inc., Capital Dynamics US Solar AIV—A, L.P., Capital Dynamics US Solar AIV—B, L.P., Capital Dynamics US Solar AIV—C, L.P., Capital Dynamics US Solar AIV—D, L.P., Capital Dynamics US Solar AIV—E, L.P. and Capital Dynamics US Solar AIV—G, L.P. (the “Acquired Companies”) from Capital Dynamics US Solar Energy A, L.P., Capital Dynamics US Solar Energy A-1, L.P., Capital Dynamics US Solar Energy A-2, L.P., Capital Dynamics US Solar Energy, L.P., and Capital Dynamics (US) GP AIV, Inc. (collectively, the “Sellers”), upon the terms and subject to the conditions in the Purchase Agreement (the “Acquisition”). The Acquired Companies collectively own 77.6 MW of solar projects located in California, Massachusetts, New Jersey, New York and Pennsylvania.

The purchase price for the Acquisition is $250 million, subject to certain adjustments, and is expected to be funded by a combination of debt and cash-on-hand.

The Acquisition is expected to close in the fourth quarter of 2014. Three of the 39 projects to be acquired are still under construction. These three projects represent 5.4 MW of capacity. To the extent the projects under construction are not complete when the initial closing conditions are satisfied, the Company expects to close on the operating projects followed by a second closing when the construction projects are completed. If any of those projects remain uncompleted by February 28, 2015, those uncompleted projects would be excluded from the Acquisition. In addition to customary closing conditions, the closing of the Acquisition is subject to the following requirements: (i) replacement of the existing credit support with equivalent credit support and (ii) the consent of the tax equity investor. The closing is also subject to the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) or early termination of the waiting period under the HSR Act.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed upon the earlier of the filing of (i) a Form 8-K to report the completion of the Acquisition or (ii) the Company’s Form 10-K for the year ended December 31, 2014.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including the timing of the completion of the acquisition, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “intend,” “project,” “target,” “plan,” “believe” and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although TerraForm Power believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; TerraForm Power’s ability to successfully identify, evaluate and consummate acquisitions from SunEdison, Inc. or third parties, including the acquisition of the solar operating projects from Capital Dynamics; government regulation; operating and financial restrictions under agreements governing indebtedness; TerraForm’s ability to borrow additional funds and access capital markets; TerraForm Power’s ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations.

TerraForm Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause TerraForm Power’s actual results to differ materially from those contemplated in the forward-looking statements included in this report should be considered in connection with information regarding risks and uncertainties that may affect TerraForm Power’s future results included in TerraForm Power’s filings with the Securities and Exchange Commission at www.sec.gov.

Item 7.01	Regulation FD Disclosure.

On October 29, 2014, the Company issued a press release regarding the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraForm Power, Inc.

By:	/s/ Sebastian Deschler
Sebastian Deschler
Senior Vice President, General Counsel and Secretary

Dated: October 29, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 29, 2014.